UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2014

Oro East Mining, Inc.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53136
(Commission File Number)

26-2012582
 (IRS Employer Identification No.)

7817 Oakport Street, Suite 205
Oakland, California 94621
 (Address of principal executive offices) (Zip Code)

(510) 638-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2014, Oro East Mining, Inc. (“Company”) entered into a Funding Agreement with Wall Street Equities, Ltd., a Dubai-based limited liability company with principal offices at CNN Building, Office 23, Media City, Dubai, United Arab Emirates (“Consultant”). Consultant is an experienced fundraiser and pursuant to the Funding Agreement, Consultant will provide services to Company for issuing $100 million in convertible bonds at an annual interest rate of between 6% and 12.5% and help market for sale said convertible bonds in Europe and East Asia. The consideration paid by Company under the Funding Agreement is $35,000.00 in administrative fees to Wall Street Equities, Ltd. and $10,000.00 to Mohamad Toufic Nehmeh, Esq. In the event that $60 million in bond sales are transacted by Wall Street Equities, Ltd. within 90 days of the execution date of the Funding Agreement, then an additional 6.8 million restricted common shares shall be issued to Funder, to be tradable within 6 months after issue.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Funding Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oro East Mining, Inc.
(Registrant)

Date: April 24, 2014	By:	/s/ Tian Qing Chen
Name: Tian Qing Chen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Funding Agreement